UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2006
Friedman Industries, Incorporated
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-7521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

4001 Homestead Road Houston, Texas (Address of principal executive offices)	77028-5585 (Zip Code)

713-672-9433 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 4, 2006, the Board of Directors of Friedman Industries, Incorporated (the “Company”) voted to increase the size of the board from eight to nine members and elected Durga D. Agrawal to fill the vacancy. In addition, Dr. Agrawal was appointed to serve on the Nominating Committee of the Board of Directors. Dr. Agrawal will receive the customary compensation paid to the Company’s outside directors, which is currently $2,000 per quarter.
     Dr. Agrawal received a BS in Mechanical Engineering from the University of Delhi, India. Following his bachelor’s degree, he studied Industrial Engineering at the University of Houston, earning an MS in 1969 and a Ph.D. in 1974. Dr. Agrawal founded Piping Technology & Products, Inc (“PT&P”) in 1978 and has served as PT&P’s Chief Executive Officer since its formation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 5, 2006

FRIEDMAN INDUSTRIES, INCORPORATED
By:	/s/ BEN HARPER
Ben Harper
Senior Vice President- Finance and Secretary/Treasurer